UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    February 20, 2007
                                                --------------------------------

                              GSAMP Trust 2007-NC1
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                         (Exact name of issuing entity)

                          GS Mortgage Securities Corp.
              ----------------------------------------------------
              (Exact name of depositor as specified in its charter)

                         Goldman Sachs Mortgage Company
              ----------------------------------------------------
               (Exact name of sponsor as specified in its charter)



        Delaware                    333-132809-50               13-3387389
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(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation                      File Number       Identification No.
      of depositor)                 of issuing entity)         of depositor)

85 Broad Street, New York, New York                                     10004
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(Address of principal executive offices of depositor)                 (Zip Code)



Depositor's telephone number, including area code      (212) 902-1000
                                                 -------------------------------


                                 Not Applicable
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the depositor under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.03. Bankruptcy or Receiveship.
           -------------------------

     On April 2, 2007, New Century Financial Corporation ("New Century"), the parent of NC Capital Corporation ("NC Capital"), the responsible party, and New Century Mortgage Corporation ("NCMC"), the interim servicer, in connection with the GSAMP Trust 2007-NC1 Mortgage Pass-Through Certificates, Series 2007-NC1 (the "Certificates") filed a voluntary petition for reorganization (the "Reorganization Cases") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Reorganization Cases are being jointly administered by the Honorable Kevin J. Carey under the caption "In re New Century TRS Holdings, Inc., et al., Case No. 07-10416." New Century and its subsidiaries will continue to operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

     Further, on April 2, 2007, New Century and NCMC entered into an Asset Purchase Agreement (the "Servicing Assets Agreement") with Carrington Capital Management, LLC (in which New Century holds an ownership interest) and its affiliate (collectively, "Carrington") for the sale of its servicing assets and servicing platform to Carrington for approximately $139 million. The consummation of the transaction is subject to approval by the Bankruptcy Court, which will oversee an "overbid" process to give other potential buyers an opportunity to submit higher and better offers, and other customary closing conditions.

Item 8.01. Other Events.
           ------------

      Pursuant to a Form 8-K filed on March 30, 2007 (the "March 30th Announcement"), New century announced that it and certain of its subsidiaries, including NCMC (collectively, the "Defendants"), filed a Motion for Dissolution of Modified Temporary Restraining Order and Motion for an Emergency Hearing, and Opposition to a Preliminary Injunction in connection with an action filed by the Attorney General of Ohio and the Ohio Department of Commerce, Division of Financial Institutions, which was previously disclosed by New Century pursuant to a Form 8-K filed on March 19, 2007 (the "Ohio Complaint"). New Century stated that on March 28, 2007, the Defendants and the State of Ohio reached agreement on a Stipulated Preliminary Injunction effective for 90 days, which was entered by the Ohio court. New Century stated that the Stipulated Preliminary Injunction replaces the temporary restraining order which previously restrained the Defendants from certain actions and provides for a stay of the litigation for 90 days. New Century stated that the Stipulated Preliminary Injunction restrains the Defendants from taking certain actions, including, among other things, engaging in alleged violations of Ohio state law and taking new applications for mortgage loans.

     According to the March 30th Announcement, New Century stated that the Stipulated Preliminary Injunction also compels the Defendants to take certain actions, including the transfer to other lenders of any outstanding mortgage applications and unfunded mortgage loans, the placement in escrow of any upfront fees collected in connection with pending mortgage applications, and the provision of regular information to the State regarding New Century's activities in Ohio, including the status of all outstanding mortgage applications and unfunded mortgage loans. New Century stated that the Stipulated Preliminary Injunction also requires the Defendants to submit certain categories of loans (and related information) as to which it intends to foreclose to the State of Ohio for the State of Ohio to review. New Century stated that the State of Ohio may object for cause to the New Century proceeding with a particular foreclosure and if New Century is unable to convince the State of Ohio to permit it to proceed, the foreclosure will not proceed for the duration of the Stipulated Preliminary Injunction. In addition, New Century stated that the Stipulated Preliminary Injunction also provides for the State of Ohio to review and object for cause to the Defendants selling, transferring or assigning certain categories of loans that are more than 60 days delinquent.

     According to the March 30th Announcement, New Century stated that in the event that the State of Ohio or the Defendants believe the other is not acting in good faith, the Stipulated Preliminary Injunction provides that the complaining party should notify the other of such concern and if the concern is not resolved, then either party may notify the other of their intent to file a motion with the court to terminate the Stipulated Preliminary Injunction and request to reschedule the previously canceled preliminary injunction hearing. In addition, New Century stated that the Stipulated Preliminary Injunction provides that in such event neither party will object to the scheduling of a prompt preliminary injunction hearing or the termination of the Stipulated Preliminary Injunction at such a preliminary injunction hearing.

     As a result of the foregoing, we cannot assure you that the matters referred to in the matters described above will not have a material and adverse effect on the ability of NCMC to satisfy other obligations, including interim servicing the mortgage loans or the ability of NC Capital to satisfy other obligations, including to repurchase or substitute mortgage loans as to which a material breach of representation and warranty exists or to repurchase mortgage loans as to which an early payment default exists, which in turn would adversely affect an investment in the Certificates.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  April 6, 2007                               GS MORTGAGE SECURITIES CORP.




                                                   By:  /s/ Michelle Gill
                                                      ---------------------
                                                   Name:   Michelle Gill
                                                   Title:  Vice President